December 27, 2011

Securities and Exchange Commission
Washington, D.C. 20549

Commissioners:

We have read First Farmers and Merchants Corporation's statements included under Item 4.01 of its Form 8-K filed on December 27, 2011 and we agree with such statements concerning our firm.

KraftCPAs PLLC - Certified Public Accountants and Consultants
555 Great Circle Road - Nashville, TN 37228 - Phone 615-242-7351 - Fax 615-782-4271 - www.kraftcpas.com